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                                                                  Exhibit 10(pp)

                              CLEVELAND-CLIFFS INC

                           LONG-TERM INCENTIVE PROGRAM
                         PARTICIPANT GRANT AND AGREEMENT
                                    YEAR 2003

      WHEREAS, on April 14, 1992, the shareholders of Cleveland-Cliffs Inc, an Ohio corporation ("Company" and the term "Company" as used herein shall also include the Company's consolidated Subsidiaries) approved the 1992 Incentive Equity Plan of the Company, and

      WHEREAS, on May 13, 1997, the shareholders of the Company approved the 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997) of the Company, a copy of which is attached hereto as Appendix A-1; and

      WHEREAS, on May 11, 1999, the shareholders of the Company approved an amendment ("Amendment") to the 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997) a copy of which is attached hereto as Appendix A-2; and

      WHEREAS, on May 8, 2000, the Board of Directors of the Company ("Board"), adopted the 2000 Retention Unit Plan ("2000 Retention Plan"), a copy of which is attached hereto as Appendix B; and

      WHEREAS, the Compensation and Organization Committee ("Committee") of the Board has been appointed to administer the 1992 Incentive Equity Plan (as Amended and Restated as of May 13, 1997), as amended by the Amendment ("1992 ICE Plan") and the 2000 Retention Plan pursuant to the terms thereof; and

      WHEREAS, under the 1992 ICE Plan and the 2000 Retention Plan, the Committee on May 8, 2000, adopted a Long-Term Incentive Program ("Incentive Program"), a copy of which is attached hereto as Appendix C, to encourage officers and key employees of the Company to achieve Company management objectives established by the Committee and reported to the Board and to create additional retention incentives; and

      WHEREAS, _____________ ("Participant") is an employee of the Company or of a Subsidiary of the Company; and


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      WHEREAS, on February 3, 2003 ("Date of Grant") the Committee authorized the granting to the Participant of _____________ Performance Shares and _____________ Retention Units covering the incentive period commencing January 1, 2003 and ending December 31, 2005 ("Incentive Period") under the Incentive Program; and

      WHEREAS, the Committee has authorized the execution of a Participant Grant and Agreement ("Agreement") in the form hereof.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Participant and Company agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

      All terms used herein with initial capital letters shall have the meanings assigned to them in the WHEREAS clauses and the following additional terms, when used herein with initial capital letters, shall have the following meanings:

      1.1 "AVERAGE NET ASSETS" shall mean the total assets less (i) current liabilities (excluding the current portion of interest-bearing debt) and (ii) any minority interests, as determined as of the end of the Incentive Period based on a monthly average, beginning on December 31, 2002, and ending on December 31, 2005.

      1.2 "CHANGE IN CONTROL" shall mean the date on which any of the following is effective:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this Section 1.2(i), the following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 1.2(ii), below), (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company


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by any Person pursuant to a Business Combination (as defined in Section 1.2(iii)
below) that complies with clauses (A), (B) and (C) of Section 1.2(iii), below;
or

            (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Consummation of a reorganization, merger or consolidation involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or any other transaction involving the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (B) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the


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combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

            (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1.2(iii).

      1.3 "COMMON SHARE(S)" shall have the meaning assigned thereto in the 1992 ICE Plan.

      1.4 "DISABILITY OR DISABLED" shall mean the disability of a Participant as defined by the long-term disability plan of the Company in effect for such Participant.

      1.5 "MARKET VALUE PRICE" shall mean the latest available closing price per share of a Common Share of the Company and the latest available closing price per share of a Common Share of each of the entities in the Peer Group, as the case may be, on the New York Stock Exchange or other recognized market if the stock does not trade on the New York Stock Exchange at the relevant time.

      1.6 "PEER GROUP" shall mean the group of companies, as more particularly set forth on attached Exhibit A, against which the Relative Total Shareholder Return of the Company is measured over the Incentive Period.

      1.7 "PERFORMANCE OBJECTIVES" shall mean for the Incentive Period the target objectives of the Company of the Relative Total Shareholder Return and Return on Net Asset goals established by the Committee and reported to the Board, as more particularly set forth on attached Exhibit B.

      1.8 "PERFORMANCE SHARE" shall have the meaning assigned thereto in the 1992 ICE Plan.

      1.9 "PERFORMANCE SHARES EARNED" shall mean the number of Common Shares of the Company (or cash equivalent) earned by a Participant following the conclusion of an Incentive Period in which a required minimum of Company Performance Objectives and Strategic Objectives were met or exceeded.


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      1.10 "RELATIVE TOTAL SHAREHOLDER RETURN" shall mean for the Incentive
Period the Total Shareholder Return of the Company compared to the Total Shareholder Return of the Peer Group, as more particularly set forth on attached Exhibit C.

      1.11 "RETIREMENT OR RETIRED" shall mean retirement as defined in the retirement plan of the Company, including without limitation any supplemental retirement plan.

      1.12 "RETURN ON NET ASSETS" shall mean the Company's Earnings Before Taxes (excluding minority interest) divided by Average Net Assets, as more particularly described on attached Exhibit D.

      1.13 "STRATEGIC OBJECTIVES" shall mean the specific business objectives as determined by the Committee, as more fully described on attached Exhibit E.

      1.14 "SUBSIDIARY" shall have the meaning assigned thereto in the 1992 ICE Plan.

      1.15 "TOTAL SHAREHOLDER RETURN" shall mean for the Incentive Period the cumulative return to shareholders of the Company and to the shareholders of each of the entities in the Peer Group during the Incentive Period, measured by the change in Market Value Price per share of a Common Share of the Company and the change in the Market Value Price per share of the common share of each of the entities in the Peer Group plus dividends (or other distributions) reinvested over the Incentive Period, and measured by the average Market Value Price per share (increase or decrease) of a Common Share of the Company and of a common share of each of the entities in the Peer Group adjusted for reinvested dividends (or other distributions) on the last business day of each quarter during the Incentive Period compared to a base measured by the average Market Value Price per share of a Common Share of the Company and of a common share of each of the entities in the Peer Group on the last business day of each month in the fourth quarter of the year immediately preceding the Incentive Period, as more particularly set forth on attached Exhibit F.

                                   ARTICLE 2.

                      GRANT AND TERMS OF PERFORMANCE SHARES

      2.1 GRANT OF PERFORMANCE SHARES. Pursuant to the Incentive Program, the Company hereby grants to the Participant the number of Performance Shares as


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specified in the Eighth WHEREAS clause of this Agreement, without dividend equivalents, effective as of the Date of Grant.

      2.2 ISSUANCE OF PERFORMANCE SHARES. The Performance Shares covered by this Agreement shall only result in the issuance of Common Shares (or cash or a combination of Common Shares and cash, as decided by the Committee in its sole discretion), after the completion of the Incentive Period and only if such Performance Shares are earned as provided in Section 2.3 of this Article 2.

      2.3 PERFORMANCE SHARES EARNED. Payout of Performance Shares Earned, if any, shall be based upon the degree of achievement of the Company Performance Objectives and Strategic Objectives, all as more particularly set forth in Exhibit B, with actual payouts interpolated between the performance levels shown on Exhibit B. The value of the number of Common Shares calculated to be earned by a Participant as Performance Shares Earned at the end of the Incentive Period ("Calculated Value") shall not exceed a value determined by multiplying the number of Common Shares calculated to be earned by a Participant by twice the Market Value Price per share of a Common Share on the Date of Grant ("Maximum Value"), and the number of actual Performance Shares Earned will be reduced to the extent necessary to prevent the Calculated Value of the Performance Shares Earned from exceeding the calculated Maximum Value, except as otherwise provided for in Section 4.2. In no event, shall any Performance Shares be earned for actual achievement by the Company in excess of the allowable maximum as established under the Performance Objectives.

      2.4 CALCULATION OF PAYOUT OF PERFORMANCE SHARES. The Performance Shares granted shall be earned as Performance Shares Earned based on the degree of achievement of the Performance Objectives and Strategic Objectives established for the Incentive Period. Once the percentage level of achievement is determined for each Performance Objective, that combined percentage may be adjusted upwards or downwards by the Committee's assessment of the achievement of the Strategic Objectives. That resultant percentage level of achievement of both the Performance Objectives and Strategic Objectives shall be multiplied by the number of Performance Shares granted to determine the actual number of Performance Shares Earned. The


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calculation as to whether the Company has met or exceeded the Company
Performance Objectives shall be determined in accordance with this Agreement.

      2.5 PAYMENT OF PERFORMANCE SHARES.

            (a). Payment of Performance Shares Earned shall be made in the form of Common Shares (or cash or a combination of Common Shares and cash, as decided by the Committee in its sole discretion), and shall be paid after the determination by the Committee of the level of attainment of the Company Performance Objectives (the calculation of which shall have been previously reviewed by an independent accounting professional).

            (b). Any payment of Performance Shares Earned to a deceased Participant shall be paid to the beneficiary designated by the Participant on the Designation of Death Beneficiary attached as Exhibit G and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of a Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.

            (c). Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of Performance Shares Earned to the Participant. The Performance Shares covered by this Agreement that have not yet been earned as Performance Shares Earned are not transferable other than by will or pursuant to the laws of descent and distribution.

      2.6 DEATH, DISABILITY, RETIREMENT, OR OTHER.

            (a). With respect to Performance Shares granted to a Participant whose employment is terminated because of death, Disability, Retirement, or is terminated by the Company without cause, the Participant shall receive as Performance Shares Earned the number of Performance Shares as is then determined under Section 2.4 at the end of such Incentive Period, prorated for the number of months the Participant was employed in such Incentive Period.

            (b). In the event a Participant voluntarily terminated employment or is terminated by the Company with cause, the Participant shall forfeit all right to any Performance Shares that would have been earned under this Agreement.


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                                   ARTICLE 3.

                       GRANT AND TERMS OF RETENTION UNITS

      3.1 GRANT OF RETENTION UNITS. Pursuant to the Incentive Program, the Company hereby grants to the Participant the number of Retention Units as specified in the Eighth WHEREAS clause of this Agreement, without dividend equivalents, effective as of the Date of Grant.

      3.2 CONDITION OF PAYMENT. The Retention Units covered by this Agreement shall only result in the payment in cash of the value of the Retention Units if the Participant remains in the employ of the Company or a Subsidiary throughout the Incentive Period.

      3.3 CALCULATION OF CASH PAYOUT. To determine the amount of the cash payout of the Retention Units, the number of Retention Units granted under this Agreement shall be multiplied by the Market Value Price of a Common Share of the Company on the last day of the Incentive Period.

      3.4 PAYMENT OF RETENTION UNITS.

            (a). Payment of Retention Units shall be made in cash and shall be paid at the same time as the payment of Performance Shares Earned pursuant to
Section 2.5(a), provided, however, in the event no Performance Shares are earned, then the Retention Units shall be paid in cash at the time the Performance Shares would normally have been paid.

            (b). Any payment of Retention Units to a deceased Participant shall be paid to the beneficiary designated by the Participant on the Designation of Death Beneficiary attached as Exhibit G and filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the estate of a Participant. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company.

            (c). Prior to payment, the Company shall only have an unfunded and unsecured obligation to make payment of Retention Units to the Participant. The Retention Units covered by this Agreement are not transferable other than by will or pursuant to the laws of descent and distribution.


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      3.5 DEATH, DISABILITY, RETIREMENT OR OTHER. With respect to Retention
Units granted to a Participant whose employment is terminated because of death, Disability, Retirement, or is terminated by the Company without cause during the Incentive Period, the Participant shall receive the number of Retention Units as calculated in Section 2.4, prorated for the number of months the Participant was employed in such Incentive Period.

                                   ARTICLE 4.

          OTHER TERMS COMMON TO RETENTION UNITS AND PERFORMANCE SHARES

      4.1 FORFEITURE.

            (a). A Participant shall not render services for any organization or engage directly or indirectly in any business which is a competitor of the Company or any affiliate of the Company, or which organization or business is or plans to become prejudicial to or in conflict with the business interests of the Company or any affiliate of the Company.

            (b). Failure to comply with subsection (a) above will cause a Participant to forfeit the right to Performance Shares and Retention Units and require the Participant to reimburse the Company for the taxable income received or deferred on Performance Shares that become payable to the Participant and on Retention Units that have been paid out in cash within the 90-day period preceding the Participant's voluntary termination of employment.

            (c). Failure of the Participant to repay to the Company the amount to be reimbursed in subsection (b) above within three days of termination of employment will result in the offset of said amount from the Participant's account balance in the Company's Voluntary Non-Qualified Deferred Compensation Plan (if applicable) and/or from any accrued salary or vacation pay owed at the date of termination of employment or from future earnings payable by the Participant's next employer.

      4.2 CHANGE IN CONTROL.

            (a). In the event a Change in Control occurs before completion of an Incentive Period(s), all Performance Shares granted to a Participant shall immediately become Performance Shares Earned, the value of which shall be paid in cash and all Retention Units shall become nonforfeitable and paid out in cash, both within 10 days of


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the Change in Control. In the event of a Change in Control, the number of Common
Shares to be earned as Performance Shares Earned will not be reduced as provided for in Section 2.3.

            (b). If (i) a Change in Control involves any combination of the Company with any other entity, and (ii) the Company and such entity desire to account for such combination under the pooling-of-interests method for financial statement purposes ("Pooling"), and either (x) the sole reason that Pooling would be unavailable to the Company and such entity is, in the opinion of the Company's independent accountants, the payment of the cash value of Performance Shares Earned, then the value of the Performance Shares Earned will be paid in shares of common stock of the combined entity within 10 days of the Change in Control, or (y) the sole reason that Pooling would be unavailable to the Company and such entity is, in the opinion of the Company's independent accountants, the effectiveness of the second sentence of subsection (a) above, then such second sentence of subsection (a) shall be void and the Company shall use its best efforts to have the combined entity provide a similar incentive compensation plan ("follow-on plan") for a Participant (including a Participant whose employment is terminated by reason of a Change in Control), with such "follow-on plan" being structured so as to be substantially equivalent economically to the Company's Incentive Program but such "follow-on plan" shall not include the equivalent of the content of the second sentence of subsection (a) above.

                                   ARTICLE 5.

                               GENERAL PROVISIONS

      5.1 COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares or pay the value of any Retention Units pursuant to this Agreement if the issuance or payment thereof would result in a violation of any such law.

      5.2 WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment of Performance Shares Earned or Retention Units to a Participant under the Incentive


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Program, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment of Performance Shares Earned or Retention Units or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. If necessary, the Committee may require relinquishment of a portion of such Performance Shares Earned or such Retention Units. In the case of Performance Shares Earned, the Participant may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issued or transferred or that become nontransferable by the Participant hereunder, and the Common Shares so surrendered by the Participant shall be credited against any such withholding obligation at the Market Value Price per share of such Common Shares on the date of such surrender. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligation resulting from such transaction.

      5.3 CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employment of the Participant with the Company shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence.

      5.4 CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No Participant shall have any claim or right to be granted another award under the Incentive Program. The Incentive Program shall not confer upon any Participant any right with respect to the continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate any employment or other service of the Participant at any time.

      5.5 RELATION TO OTHER BENEFITS. Any economic or other benefit to the Participant under this Agreement or the Incentive Program shall not be taken into account in determining any benefits to which the Participant may be entitled under any


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profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

      5.6 AGREEMENT SUBJECT TO INCENTIVE PROGRAM. The Retention Units and Performance Shares granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the 1992 ICE Plan, the 2000 Retention Plan and the Incentive Program.

      5.7 AMENDMENTS. Any amendment to the Incentive Program shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant's consent.

         5.8 SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

      5.9 TERM. This Agreement shall be effective as of the Date of Grant and shall remain in effect upon completion of the Incentive Period.

      5.10 GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of Ohio.

      This Agreement is executed as of the Date of Grant.

                                         CLEVELAND-CLIFFS INC

                                         ______________________________________
                                         Senior Vice President-Human Resources


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      The undersigned hereby acknowledges receipt of an executed original of this Participant Grant and Agreement and accepts the Performance Shares and Retention Units granted hereunder on the terms and conditions set forth herein and in the Incentive Program.

                                         Participant

                                         ______________________________________


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                                   APPENDICES

Appendix A-1      1992 ICE Plan (as Amended and Restated as of May 13, 1997)

Appendix A-2      The 1999 Amendment to 1992 ICE Plan

Appendix B        2000 Retention Unit Plan

Appendix C        Long-Term Incentive Program

                                    EXHIBITS

Exhibit A         Peer Group

Exhibit B         Performance Objectives

Exhibit C         Relative Total Shareholder Return

Exhibit D         Return on Net Assets

Exhibit E         Strategic Objectives

Exhibit F         Total Shareholder Return

Exhibit G         Beneficiary Designation


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